FOR IMMEDIATE RELEASE

NORWOOD FINANCIAL CORP ANNOUNCES EARNINGS FOR THE FOURTH QUARTER AND YEAR

January 25, 2018 – Honesdale, Pennsylvania

Lewis J. Critelli, President and Chief Executive Officer of Norwood Financial Corp (Nasdaq Global Market – NWFL) and its subsidiary Wayne Bank, announced earnings for the three months ended December 31, 2017 of $157,000 compared to $2,346,000 earned in the corresponding period of 2016.   The decrease in earnings is due to the $3,060,000 of non-recurring additional tax expense attributable to the revaluation of the Company's net deferred tax asset as a result of the Tax Cuts and Jobs Act (the "Act").  The Company's core operating results (which excludes the non-recurring tax expense related to the revaluation of the deferred tax asset) for the three month period improved $871,000 to $3,217,000.  For the year ended December 31, 2017, net income totaled $8,198,000, an increase of $1,487,000 from the $6,711,000 earned in the prior year. For the year of 2017, the Company's core operating results increased $4,547,000 to $11,258,000.

On December 22, 2017, the President signed the Act into law.  Among other things, the Act reduced the corporate tax rate from a maximum of 35% to a flat 21% rate effective January 1, 2018.  Prior to December 22, 2017, the Company had a net deferred tax asset totaling $7.6 million, based on the pre-Act federal tax rate of 35%.  As a result of the reduction in the corporate income tax rate to 21%, the Company revalued its net deferred tax asset as of December 31, 2017, which resulted in a

$3,060,000 reduction in its value.  The reduction in the value of the net deferred tax asset has been recorded as additional income tax expense in the fourth quarter of 2017.    Beginning in 2018, the Company's earnings are expected to benefit from the lower corporate income tax rate.

Earnings per share (fully diluted) were $0.03 ($0.51 core operating results per diluted share) and $0.37 for the three-month periods ended December 31, 2017 and 2016, respectively, after adjusting for the 50% stock dividend declared in August, 2017.  Net interest income before the provision for loan losses increased $433,000 compared to the same period of last year due to higher loan volume, while other income increased $264,000 due to a larger customer base.  A provision for loan losses of $400,000 was recorded in the current three-month period compared to $450,000 in the same period of last year. Other expenses decreased $682,000 due to a reduction in Pennsylvania bank shares tax expense and $142,000 of merger related expenses recorded in the 2016 period.  For the year ended December 31, 2017, net income totaled $8,198,000, an increase of $1,487,000 from the $6,711,000 earned in the prior year.  The Company's core operating results for the year increased $4,547,000 to $11,258,000.  Earnings increased as a result of the acquisition of Delaware Bancshares, Inc. ("Delaware") in the third quarter of 2016.  Earnings per share on a fully diluted basis were $1.31 for 2017 ($1.80 core operating results per diluted share) compared to $1.15 in 2016, after adjusting for the 50% stock dividend declared in 2017.  The return on average assets for the year was 0.73% with a return on average equity of 7.04% compared to 0.74% and 6.17%, respectively, in 2016.  Core operating results reflected a return on average assets of 1.02% for 2017 and a return on average equity of 10.39%.

Total assets were $1.1 billion as of December 31, 2017.  Loans receivable totaled $764.1 million as of December 31, 2017, with total deposits of $929.4 million and stockholders' equity of $115.7 million.

Loans receivable increased $50.2 million, or 7.0%, from the prior year-end due primarily to a $22.7 million increase in commercial real estate loans.  Consumer loans including residential mortgage loans increased $15.5 million in 2017 while other commercial loans increased $12.0 million.  For the three months and year ended December 31, 2017, net charge-offs totaled $527,000 and $1,029,000, respectively, compared to $151,000 and $2,885,000, respectively, for the corresponding periods in 2016.  As of December 31, 2017, the allowance for loan losses totaled $7,634,000 and 1.00% of total loans compared to $6,463,000 and 0.91% of total loans at December 31, 2016.  Additionally, as of December 31, 2017 the allowance for loan losses represented 308% of total non-performing loans, compared to 356% as of December 31, 2016.

Net interest income, on a fully taxable equivalent basis (fte), totaled $9,428,000 for the three months ended December 31, 2017, an increase of $437,000 compared to the same period in 2016.  Net interest margin (fte) for the three months ended December 31, 2017 was 3.58% increasing from 3.49% for the similar period in 2016.  The increase in net interest margin was principally due to a $52.1 million increase in average loans outstanding and a fifteen basis point increase in the yield on earning assets.  The increase in the yield on earning assets was partially offset by a ten basis point increase in the cost of interest-bearing liabilities. For the year, net interest income (fte) totaled $37,090,000, an increase of $6,751,000 compared to 2016.  The increase was principally due to earnings from the acquisition of Delaware in 2016.  The net interest margin (fte) declined 4 basis points to 3.56% in 2017 due primarily to the mix and yield of assets and liabilities acquired from Delaware.

Other income for the three months ended December 31, 2017 totaled $1,754,000 compared to $1,490,000 for the similar period in 2016.  Gains on the sale of securities increased $166,000, while all other items of other income increased $98,000 in the aggregate due primarily to service charges and fees.  Other income for the year ended December 31, 2017 totaled $6,911,000 compared to $5,179,000 in 2016, an increase of $1,732,000.  Gains on the sale of loans and investment securities increased $77,000 in the aggregate, while all other items of other income increased $1,655,000, net due primarily to the acquisition.

Other expenses totaled $5,886,000 for the three months ended December 31, 2017, compared to $6,568,000 in the similar period of 2016.   The $682,000 decrease includes a $228,000 reduction in taxes, other than income, and a $97,000 decrease in salaries and benefits costs.  Additionally, the 2016 period includes $142,000 of merger-related costs.  For the year ended December 31, 2017, other expenses totaled $24,870,000 compared to $23,124,000 for 2016, an increase of $1,746,000 due primarily to the cost of operating the new community offices for a full year.  The 2016 period includes $1.8 million of merger-related expenses.

Mr. Critelli commented, "In 2017, our core operating results, which excludes the $3,060,000 of non-recurring tax expense resulting from the revaluation of our net deferred tax asset as required by the Tax Cuts and Jobs Act, totaled $11.3 million which was a $4.6 million improvement over the $6.7 million earned in 2016.  Our core Return on Average Assets was 1.02% and the core Return on Average Equity was 10.39%, both in-line with our projections for the year.  During 2017, our cash dividend per share increased to $0.87 per share from $0.83 per share, after adjusting for the 50% stock dividend paid to stockholders in the third quarter of 2017.  Our year-end stock price of $33.00 per share represents an increase of over 49% in the market value of our stock during 2017, while our earnings per share also improved to $1.31 ($1.80 core operating results per diluted share) from $1.15 in 2016, after adjusting for the 50% stock dividend.  The Company expects the Act will have a positive impact on our earnings in 2018.  We were pleased to open our new office in Clarks Summit in December and look forward to the relocation of the Roscoe, New York office to a more modern and accessible facility in the spring.  Please know that we continue to search out opportunities available to us, and look forward to serving our growing base of stockholders and customers."

Norwood Financial Corp., through its subsidiary Wayne Bank, operates fourteen offices in Northeastern Pennsylvania and twelve offices in Delaware and Sullivan Counties, New York.  The New York offices represent locations that were assumed through the acquisition of Delaware Bancshares, Inc. and its wholly-owned subsidiary, NBDC Bank.  The Company's stock is traded on the Nasdaq Global Market under the symbol, "NWFL".

Forward-Looking Statements.

The Private Securities Litigation Reform Act of 1995 contains safe harbor provisions regarding forward-looking statements.  When used in this discussion, the words "believes", "anticipates", "contemplates", "expects", and similar expressions are intended to identify forward-looking statements.  Such statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those projected.  Those risks and uncertainties include changes in federal and state laws, changes in interest rates, risks associated with the acquisition of Delaware Bancshares, Inc., the ability to control costs and expenses, demand for real estate, government fiscal policies, cybersecurity and general economic conditions.  The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures

This release references tax-equivalent interest income and net interest income, which is a non-GAAP (Generally Accepted Accounting Principles) financial measure.  Tax-equivalent net interest income is derived from GAAP interest income and net interest income using an assumed tax rate of 34%.  We believe the presentation of interest income on a tax–equivalent basis ensures comparability of interest income arising from both taxable and tax-exempt sources and is consistent with industry practice.  This release also references core operating results, which is also a non-GAAP financial measure.  Core operating results excludes the $3,060,000 of non-recurring additional income tax expense resulting from the revaluation of our net deferred tax asset as required by the Tax Cuts and Jobs Act.  We believe this presentation provides the reader with a more concise understanding of the impact from the required revaluation of deferred tax assets and facilitates period-to-period comparisons.

The following table reconciles net interest income to net interest income on a fully taxable equivalent basis:

(dollars in thousands)	Three months ended December 31		Year ended December 31
	2017	2016	2017	2016
Net interest income	$8,884	$8,451	$34,908	$28,590
Tax equivalent basis adjustment using 34% marginal tax rate	544	540	2,182	1,749
Net interest income on a fully taxable equivalent basis	$9,428	$8,991	$37,090	$30,339

The following table reconciles net income to core operating results:

(dollars in thousands)	Three months ended December 31		Year ended December 31
	2017	2016	2017	2016
Net income	$157	$2,346	$8,198	$6,711
Add: deferred tax revaluation charge	3,060	--	3,060	--
Core operating results	$3,217	$2,346	$11,258	$6,711

Contact: William S. Lance
          Executive Vice President &
          Chief Financial Officer
          NORWOOD FINANCIAL CORP
          570-253-8505
          www.waynebank.com

NORWOOD FINANCIAL CORP.
Consolidated Balance Sheets
(dollars in thousands, except share and per share data)
(unaudited)
	December 31
	2017	2016
ASSETS
Cash and due from banks	$16,212	$14,900
Interest-bearing deposits with banks	485	2,274
Cash and cash equivalents	16,697	17,174

Securities available for sale	281,121	302,564
Loans receivable	764,092	713,889
Less: Allowance for loan losses	7,634	6,463
Net loans receivable	756,458	707,426
Regulatory stock, at cost	3,505	2,119
Bank premises and equipment, net	13,864	13,531
Bank owned life insurance	37,060	36,133
Foreclosed real estate owned	1,661	5,302
Accrued interest receivable	3,716	3,643
Goodwill	11,331	11,679
Other intangible assets	462	612
Deferred tax asset	4,522	8,989
Other assets	2,519	2,011
TOTAL ASSETS	$1,132,916	$1,111,183

LIABILITIES
Deposits:
Non-interest bearing demand	$205,138	$191,445
Interest-bearing	724,246	733,940
Total deposits	929,384	925,385
Short-term borrowings	42,530	32,811
Other borrowings	35,945	32,001
Accrued interest payable	1,434	1,069
Other liabilities	7,884	8,838
TOTAL LIABILITIES	1,017,177	1,000,104

STOCKHOLDERS' EQUITY
Common Stock, $.10 par value, authorized 10,000,000 shares
issued: 2017: 6,256,063 shares, 2016: 4,164,723 shares	626	416
Surplus	47,431	47,682
Retained earnings	70,426	67,225
Treasury stock, at cost: 2017: 2,608 shares, 2016: 4,509 shares	(77)	(125)
Accumulated other comprehensive loss	(2,667)	(4,119)
TOTAL STOCKHOLDERS' EQUITY	115,739	111,079

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$1,132,916	$1,111,183

NORWOOD FINANCIAL CORP.
Consolidated Statements of Income
(dollars in thousands, except per share data)
(unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
INTEREST INCOME
Loans receivable, including fees	$8,503	$7,858	$32,524	$27,611
Securities	1,560	1,584	6,416	4,591
Other	12	14	48	42
Total Interest income	10,075	9,456	38,988	32,244

INTEREST EXPENSE
Deposits	985	765	3,377	2,603
Short-term borrowings	61	32	199	174
Other borrowings	145	208	504	877
Total Interest expense	1,191	1,005	4,080	3,654
NET INTEREST INCOME	8,884	8,451	34,908	28,590
PROVISION FOR LOAN LOSSES	400	450	2,200	2,050
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	8,484	8,001	32,708	26,540

OTHER INCOME
Service charges and fees	1,023	951	4,079	2,951
Income from fiduciary activities	116	107	510	449
Net realized gains on sales of securities	181	15	348	284
Gains on sales of loans, net	-	-	67	54
Earnings and proceeds on life insurance policies	283	272	1,133	888
Other	151	145	774	553
Total other income	1,754	1,490	6,911	5,179

OTHER EXPENSES
Salaries and employee benefits	3,211	3,308	12,850	10,928
Occupancy, furniture and equipment	841	889	3,361	2,625
Data processing and related operations	332	388	1,353	1,337
Taxes, other than income	(32)	196	661	731
Professional fees	243	320	949	836
FDIC Insurance assessment	94	10	377	412
Foreclosed real estate	136	98	1,164	680
Amortization of intangibles	35	7	150	122
Merger related	-	142	-	1,806
Other	1,026	1,210	4,005	3,647
Total other expenses	5,886	6,568	24,870	23,124

INCOME BEFORE TAX	4,352	2,923	14,749	8,595
INCOME TAX EXPENSE	4,195	577	6,551	1,884
NET INCOME	$157	$2,346	$8,198	$6,711

Basic earnings per share *	$0.03	$0.38	$1.32	$1.16

Diluted earnings per share *	$0.03	$0.37	$1.31	$1.15

* Per share data has been restated to give retroactive effect to the 50% stock dividend declared August 8, 2017.

NORWOOD FINANCIAL CORP.
Financial Highlights (Unaudited)
(dollars in thousands, except per share data)

For the Three Months Ended December 31	2017	2016

Net interest income	$8,884	$8,451
Net income	157	2,346

Net interest spread (fully taxable equivalent)	3.43%	3.38%
Net interest margin (fully taxable equivalent)	3.58%	3.49%
Return on average assets	0.05%	0.83%
Return on average equity	0.52%	8.17%
Basic earnings per share *	$0.03	$0.38
Diluted earnings per share *	$0.03	$0.37

For the Twelve Months Ended December 31	2017	2016

Net interest income	$34,908	$28,590
Net income	8,198	6,711

Net interest spread (fully taxable equivalent)	3.44%	3.46%
Net interest margin (fully taxable equivalent)	3.56%	3.60%
Return on average assets	0.73%	0.74%
Return on average equity	7.04%	6.17%
Return on tangible equity	7.85%	6.84%
Basic earnings per share *	$1.32	$1.16
Diluted earnings per share *	$1.31	$1.15

As of December 31

Total assets	$1,132,916	$1,111,183
Total loans receivable	764,092	713,889
Allowance for loan losses	7,634	6,463
Total deposits	929,384	925,385
Stockholders' equity	115,739	111,079
Trust assets under management	157,838	138,167

Book value per share *	$18.61	$17.43
Tangible book value per share *	$16.71	$15.67
Equity to total assets	10.22%	10.00%
Allowance to total loans receivable	1.00%	0.91%
Nonperforming loans to total loans	0.32%	0.25%
Nonperforming assets to total assets	0.37%	0.64%

* Per share data has been restated to give retroactive effect to the 50% stock dividend declared August 8, 2017.

NORWOOD FINANCIAL CORP.
Consolidated Balance Sheets (unaudited)
(dollars in thousands)
	December 31	September 30	June 30	March 31	December 31
	2017	2017	2017	2017	2016
ASSETS
Cash and due from banks	$16,212	$13,947	$16,055	$12,057	$14,900
Interest-bearing deposits with banks	485	368	348	7,785	2,274
Cash and cash equivalents	16,697	14,315	16,403	19,842	17,174

Securities available for sale	281,121	285,706	300,667	295,801	302,564
Loans receivable	764,092	756,014	735,026	719,443	713,889
Less: Allowance for loan losses	7,634	7,760	7,419	6,901	6,463
Net loans receivable	756,458	748,254	727,607	712,542	707,426
Regulatory stock, at cost	3,505	3,115	2,435	1,939	2,119
Bank owned life insurance	37,060	36,839	36,575	36,352	36,133
Bank premises and equipment, net	13,864	12,922	12,953	13,073	13,531
Foreclosed real estate owned	1,661	4,243	4,523	4,703	5,302
Goodwill and other intangibles	11,793	11,827	11,862	11,902	12,291
Other assets	10,757	14,732	14,288	15,461	14,643
TOTAL ASSETS	$1,132,916	$1,131,953	$1,127,313	$1,111,615	$1,111,183

LIABILITIES
Deposits:
Non-interest bearing demand	$205,138	$212,844	$200,364	$192,735	$191,445
Interest-bearing deposits	724,246	711,178	732,107	738,678	733,940
Total deposits	929,384	924,022	932,471	931,413	925,385
Other borrowings	78,475	79,000	67,522	57,260	64,812
Other liabilities	9,318	11,239	11,153	9,990	9,907
TOTAL LIABILITIES	1,017,177	1,014,261	1,011,146	998,663	1,000,104

STOCKHOLDERS' EQUITY	115,739	117,692	116,167	112,952	111,079

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$1,132,916	$1,131,953	$1,127,313	$1,111,615	$1,111,183

NORWOOD FINANCIAL CORP.
Consolidated Statements of Income (unaudited)
(dollars in thousands, except per share data)
	December 31	September 30	June 30	March 31	December 31
Three months ended	2017	2017	2017	2017	2016
INTEREST INCOME
Loans receivable, including fees	$8,503	$8,289	$7,925	$7,806	$7,858
Securities	1,560	1,605	1,633	1,618	1,584
Other	12	2	24	10	14
Total interest income	10,075	9,896	9,582	9,434	9,456

INTEREST EXPENSE
Deposits	985	828	797	766	765
Borrowings	206	198	129	171	240
Total interest expense	1,191	1,026	926	937	1,005
NET INTEREST INCOME	8,884	8,870	8,656	8,497	8,451
PROVISION FOR LOAN LOSSES	400	600	600	600	450
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	8,484	8,270	8,056	7,897	8,001

OTHER INCOME
Service charges and fees	1,023	1,105	1,016	936	951
Income from fiduciary activities	116	160	128	106	107
Net realized gains on sales of securities	181	129	31	6	15
Gains on sales of loans, net	-	-	67	-	-
Earnings and proceeds on life insurance policies	283	320	275	255	272
Other	151	144	139	340	145
Total other income	1,754	1,858	1,656	1,643	1,490

OTHER EXPENSES
Salaries and employee benefits	3,211	3,209	3,212	3,219	3,308
Occupancy, furniture and equipment, net	841	799	809	911	889
Foreclosed real estate	136	303	152	572	98
FDIC insurance assessment	94	97	91	95	10
Merger related	-	-	-	-	142
Other	1,604	1,831	1,866	1,817	2,121
Total other expenses	5,886	6,239	6,130	6,614	6,568

INCOME BEFORE TAX	4,352	3,889	3,582	2,926	2,923
INCOME TAX EXPENSE	4,195	948	858	550	577
NET INCOME	$157	$2,941	$2,724	$2,376	$2,346

Basic earnings per share	$0.03	$0.47	$0.44	$0.38	$0.38

Diluted earnings per share	$0.03	$0.47	$0.43	$0.38	$0.38

Book Value per share	$18.61	$18.46	$18.29	$18.06	$17.43
Tangible Book Value per share	16.71	16.54	16.37	16.12	15.67

Return on average assets (annualized)	0.05%	1.03%	0.97%	0.87%	0.83%
Return on average equity (annualized)	0.52%	9.85%	9.45%	8.54%	8.17%

Net interest spread (fte)	3.44%	3.48%	3.44%	3.40%	3.38%
Net interest margin (fte)	3.56%	3.60%	3.54%	3.51%	3.49%

Allowance for loan losses to total loans	1.00%	1.03%	1.01%	0.96%	0.91%
Net charge-offs to average loans (annualized)	0.28%	0.14%	0.05%	0.09%	0.09%
Nonperforming loans to total loans	0.32%	0.27%	0.35%	0.28%	0.25%
Nonperforming assets to total assets	0.37%	0.55%	0.63%	0.60%	0.64%

* Per share data has been restated to give retroactive effect to the 50% stock dividend declared August 8, 2017.